Exhibit  10.1


                      FIRST AMENDMENT
                            TO
        COMDIAL CORPORATION 1992 STOCK INCENTIVE PLAN


     THIS FIRST AMENDMENT to the Comdial Corporation 1992
Stock Incentive Plan (the "Plan") is made effective as of February 15, 1995, pursuant to the authority under Section
12 of the Plan for the Board of Directors to amend the Plan.

     Section 2(h)(ii) of the Plan is amended by deleting the entirety thereof and substituting the following:

     "(ii) if the Company Stock is traded on the over-the-counter market, the closing price of the Company Stock as reported by Nasdaq."

     IN WITNESS WHEREOF, the Company has caused this amendment to the Plan to be executed as of March 23, 1995.



                                COMDIAL CORPORATION



                           By:  /S/ Wayne R. Wilver_______
                                Wayne R. Wilver
                                Senior Vice President